UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2018

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12377 Merit Drive Suite 1700 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On January 15, 2018, EXCO Resources, Inc. (the “Company”) and certain of its subsidiaries, including EXCO Services, Inc., EXCO Partners GP, LLC, EXCO GP Partners OLP, LP, EXCO Partners OLP GP, LLC, EXCO Operating Company, LP, EXCO Midcontinent MLP, LLC, EXCO Holding (Pa), Inc., EXCO Production Company (PA), LLC, EXCO Resources (XA), LLC, EXCO Production (WV), LLC, EXCO Land Company, LLC, EXCO Holding MLP, Inc., Raider Marketing, LP, Raider Marketing GP, LLC (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors have filed a motion with the Court seeking joint administration of their Chapter 11 cases under the caption In Re EXCO Resources, Inc., Case No. 18-30155 (MI).

The Debtors have filed motions with the Court seeking authorization to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (collectively the “Debt Instruments”):

•	The Company’s Reserve-Based Revolving First Lien Credit Facility, under that certain Amended and Restated Credit Agreement, dated as of July 31, 2013, among the Company, the guarantors party thereto and JPMorgan Chase Bank, as administrative agent;

•	The Company’s 7.500% Senior Notes due 2018 and its 8.500% Senior Notes due 2022, issued pursuant to that certain Indenture, dated September 15, 2010 among the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee;

•	The Company’s 8.0% / 11.0% 1.5 Lien Senior Secured PIK Toggle Notes due 2022, issued pursuant to that certain Indenture, dated March 15, 2017, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral trustee; and

•	The Company’s 1.75 Lien Term Loan Facility, pursuant to that certain Credit Agreement, dated March 15, 2017, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association as administrative agent and collateral trustee.

On January 15, 2018, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure.

On November 9, 2017, the Company entered into a confidentiality agreement (the “NDA”) and commenced discussions with legal and financial advisors (the “Advisors”) for certain holders (the “Holders”) of the Company’s 1.5 Lien Senior Secured Notes and 1.75 Lien Term Loans regarding the possibility of a potential financing, recapitalization, material asset or equity sale, reorganization and/or restructuring transaction or series of such transactions or alternative transactions for the Company. Subsequent to the dates of the execution of the confidentiality agreement, the Advisors (i) conducted due diligence on the Company and (ii) engaged in discussions with the Company and its advisors. Pursuant to the NDA, a public disclosure of all material non-public information provided to the Holders is required as of the date that the Company commences a case under Chapter 11 of the Bankruptcy Code.

Following entry into the NDA, the Company and the Holders engaged in discussions regarding potential restructuring transactions, including potential sales of certain assets of the Company. On several occasions in late 2017, the Advisors provided the Holders with certain presentation materials regarding the Company’s assets, historical and projected business plans and other background information (the “Presentation Materials”), which are attached as Exhibit 99.2 hereto. The Presentation Materials included certain projections and forecasts of the Company. The descriptions in this Form 8-K of the Presentation Materials do not purport to be complete and are qualified in their entirety by reference to the complete text of the Presentation Materials attached as Exhibit 99.2 hereto.

In addition, on January 16, 2018, the Company distributed certain non-public information with respect to its assets (the “Asset Summary”) to potential interested parties in connection with a marketing process for a sale of certain of the Company’s assets, which materials are attached as Exhibit 99.3. The descriptions in this Form 8-K of the Asset Summary do not purport to be complete and are qualified in their entirety by reference to the complete text of the Asset Summary attached hereto as Exhibit 99.3.

The information in the Presentation Materials and the Asset Summary is dependent upon assumptions with respect to commodity prices, production, development capital, exploration capital, operating expenses, availability and cost of capital and performance as set forth in the Presentation Materials and the Asset Summary. Any financial projections or forecasts included in the Presentation Materials and the Asset Summary were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information included in this Form 8-K under Item 7.01 and 99.2 and 99.3 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release, dated January 15, 2018.

99.2	Presentation Materials.

99.3	Asset Summary.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

Date: January 16, 2018

	By:	/s/ Heather L. Lamparter
	Name:	Heather L. Lamparter
	Title:	Vice President, General Counsel and Secretary